Exhibit 99.1

NEWS RELEASE

STEWART INFORMATION SERVICES CORP.	CONTACT
P.O. Box 2029	Kathryn Bass / Brian Glaze
Houston, Texas 77252-2029	Investor Relations
www.stewart.com	(713) 625-8633

Stewart Reports First Quarter 2025 Results

•	Total revenues of $612.0 million ($608.9 million on an adjusted basis) compared to $554.3 million ($547.3 million on an adjusted basis) in the prior year quarter

•	Net income of $3.1 million ($7.0 million on an adjusted basis) compared to net income of $3.1 million ($4.6 million on an adjusted basis) in the prior year quarter

•	Diluted EPS of $0.11 ($0.25 on an adjusted basis) compared to prior year quarter diluted EPS of $0.11 ($0.17 on an adjusted basis)

HOUSTON, April 23, 2025 - Stewart Information Services Corporation (NYSE: STC) today reported net income attributable to Stewart of $3.1 million ($0.11 per diluted share) for the first quarter 2025, compared to net income attributable to Stewart of $3.1 million ($0.11 per diluted share) for the first quarter 2024. On an adjusted basis, net income for the first quarter 2025 was $7.0 million ($0.25 per diluted share) compared to net income of $4.6 million ($0.17 per diluted share) in the first quarter 2024. Pretax income before noncontrolling interests for the first quarter 2025 was $5.9 million ($11.2 million on an adjusted basis) compared to $7.1 million ($9.1 million on an adjusted basis) for the first quarter 2024.

First quarters 2025 and 2024 results included $3.1 million and $7.0 million, respectively, of total pretax net realized and unrealized gains, both primarily related to net gains from fair value changes of equity securities investments recorded in the title segment.

“I’m proud of our first quarter 2025 performance as we delivered strong revenue results across all our segments, growing our total revenues compared to the first quarter of last year,” commented Fred Eppinger, chief executive officer. “We are pleased with our performance as we were able to deliver these results while navigating a historically challenging macro environment. We remain focused on managing our operations well, growing the company thoughtfully and relentlessly serving our customers.”

Selected Financial Information

Summary results of operations are as follows (dollars in millions, except per share amounts, pretax margin and adjusted pretax margin, and amounts may not add as presented due to rounding):

	Quarter Ended March 31,
	2025	2024
Total revenues	612.0	554.3
Pretax income before noncontrolling interests	5.9	7.1
Income tax expense	(0.5)	(0.9)
Net income attributable to noncontrolling interests	(2.3)	(3.1)
Net income attributable to Stewart	3.1	3.1
Non-GAAP adjustments, after taxes*	3.9	1.5
Adjusted net income attributable to Stewart*	7.0	4.6
Pretax margin	1.0%	1.3%
Adjusted pretax margin*	1.8%	1.7%
Net income per diluted Stewart share	0.11	0.11
Adjusted net income per diluted Stewart share*	0.25	0.17

*Adjusted net income, adjusted pretax margin and adjusted net income per diluted share are non-GAAP measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Title Segment

Summary results of the title segment are as follows (dollars in millions, except pretax margin and adjusted pretax margin):

	Quarter Ended March 31,
	2025	2024	% Change
Operating revenues	499.2	451.4	11%
Investment income	12.6	12.9	(2)%
Net realized and unrealized gains	3.1	7.1	(57)%
Pretax income	11.8	10.2	16%
Non-GAAP adjustments to pretax income*	(0.3)	(3.7)
Adjusted pretax income*	11.5	6.5	77%
Pretax margin	2.3%	2.2%
Adjusted pretax margin*	2.2%	1.4%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Title segment operating revenues in the first quarter 2025 increased $47.8 million (11 percent), as revenues from both our direct and agency title operations improved, while total segment operating expenses increased $41.9 million (9 percent) compared to the first quarter 2024. Agency retention expenses in the first quarter 2025 increased $21.4 million (11 percent), consistent with the gross agency revenue increase of $26.7 million (11 percent) compared to the prior year quarter.

Title segment combined employee costs and other operating expenses for the first quarter 2025 increased $20.3 million (9 percent), compared to the first quarter 2024, primarily due to increased incentive compensation expenses related to higher title revenues, and higher outside search and service expenses resulting from higher commercial revenues. As a percentage of operating revenues, total title employee costs and other operating expenses improved to 51.1 percent in the first quarter 2025 compared to 52.0 percent in the prior year quarter.

Title loss expense in the first quarter 2025 was $17.7 million compared to $17.4 million in the first quarter 2024. As a percentage of title operating revenues, first quarter 2025 title loss expense improved to 3.5 percent, compared to 3.9 percent in the prior year quarter, primarily driven by our overall favorable claims experience. In addition to the net realized and unrealized gains presented above (which were primarily related to fair value changes of equity securities investments), non-GAAP adjustments to the title segment’s pretax income for the first quarters 2025 and 2024 of $2.8 million and $3.4 million, respectively, were primarily related to acquisition intangible asset amortization and related expenses (refer to Appendix A for details).

Direct title revenues information is presented below (dollars in millions):

	Quarter Ended March 31,
	2025	2024	% Change
Non-commercial:
Domestic	134.4	135.3	(1)%
International	22.2	19.2	16%
	156.6	154.5	1%
Commercial:
Domestic	69.3	49.7	39%
International	5.8	6.4	(9)%
	75.1	56.1	34%
Total direct title revenues	231.7	210.6	10%

Domestic commercial revenues in the first quarter 2025 improved $19.6 million (39 percent), driven by a 13 percent higher average transaction size and a 23 percent increase in commercial closed transactions compared to the prior year quarter. Domestic non-commercial revenues in the first quarter 2025 were slightly lower compared to the prior year quarter, primarily due to lower total non-commercial domestic transactions, partially offset by a 13 percent higher fee per file during first quarter 2025. First quarter 2025 average domestic commercial fee per file was $15,800, compared to $13,900 from the first quarter 2024, while average domestic residential fee per file was $3,300, compared to $2,900 from the prior year quarter. Total international revenues improved $2.4 million (9 percent) in the first quarter 2025, primarily driven by increased volumes from our Canadian operations compared to the prior year quarter.

Real Estate Solutions Segment

Summary results of the real estate solutions segment are as follows (dollars in millions, except pretax margin and adjusted pretax margin):

	Quarter Ended March 31,
	2025	2024	% Change
Operating revenues	97.1	83.0	17%
Pretax income	4.1	6.7	(40)%
Non-GAAP adjustments to pretax income*	5.5	5.6
Adjusted pretax income*	9.6	12.3	(22)%
Pretax margin	4.2%	8.1%
Adjusted pretax margin*	9.9%	14.8%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for an explanation and reconciliation of non-GAAP adjustments.

Segment operating revenues improved $14.1 million (17 percent) in the first quarter 2025, primarily driven by increased revenues from our credit information services operations compared to the first quarter 2024. Combined employee costs and other operating expenses increased $16.6 million (24 percent), primarily due to higher costs of services related to credit information and increased employee costs supporting revenue growth. Non-GAAP adjustments to pretax income shown in the schedule above were related to acquisition intangible asset amortization expenses (refer to Appendix A).

Corporate Segment

The segment’s results primarily relate to net expenses attributable to corporate operations which totaled $9.9 million in the first quarter 2025, compared to $9.7 million in the prior year quarter.

Expenses

Consolidated employee costs in the first quarter 2025 increased $13.4 million (8 percent) compared to the first quarter 2024, primarily due to higher incentive compensation on overall improved revenues and increased salaries primarily due to slightly higher employee counts in our title and real estate solutions businesses. As a percentage of total operating revenues, consolidated employee costs in the first quarter 2025 improved to 31.2 percent from 32.3 percent in the prior year quarter.

Consolidated other operating expenses in the first quarter 2025 increased $24.0 million (18 percent), primarily due to higher real estate solutions service expenses and commercial title outside search fees driven by higher related revenues compared to the first quarter 2024. As a percentage of total operating revenues, first quarter 2025 consolidated other operating expenses increased to 27.0 percent compared to 25.6 percent from the prior year quarter, primarily due to increased real estate solutions service expenses.

Other

Net cash used by operations in the first quarter 2025 was $29.9 million, which was comparable to net cash used of $29.6 million in the first quarter 2024.

First Quarter Earnings Call

Stewart will hold a conference call to discuss the first quarter 2025 earnings at 8:30 a.m. Eastern Time on Thursday, April 24, 2025. To participate, dial 800-267-6316 (USA) or 203-518-9783 (International) – access code STCQ125. Additionally, participants can listen to the conference call through Stewart’s Investor Relations website at https://investors.stewart.com/news-and-events/events/default.aspx. The conference call replay will be available from 11:00 a.m. Eastern Time on April 24, 2025 until midnight on May 1, 2025 by dialing (800) 938-0998 (USA) or (402) 220-1550 (International).

About Stewart

Stewart (NYSE-STC) is a global real estate services company, offering products and services through our direct operations, network of Stewart Trusted Providers™ and family of companies. From residential and commercial title insurance and closing and settlement services to specialized offerings for the mortgage and real estate industries, we offer the comprehensive service, deep expertise and solutions our customers need for any real estate transaction. At Stewart, we are dedicated to becoming the premier title services company and we are committed to doing so by partnering with our customers to create mutual success. Learn more at stewart.com.

Cautionary statement regarding forward-looking statements. Certain statements in this press release are "forward-looking statements", including statements related to Stewart’s future business plans and expectations, including our plans to achieve market growth and pretax margin improvements. Forward-looking statements, by their nature, are subject to various risks and uncertainties that could cause our actual results to differ materially. Such risks and uncertainties include the volatility of general economic conditions, including economic changes that may result from new or increased tariffs, trade restrictions or geopolitical tensions, and adverse changes in the level of real estate activity, as well as a number of other risk and uncertainties discussed in detail in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024, and if applicable, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K filed subsequently. We expressly disclaim any obligation to update, amend or clarify any forward-looking statements contained in this press release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.

ST-IR

STEWART INFORMATION SERVICES CORPORATION

CONDENSED STATEMENTS OF INCOME

(In thousands of dollars, except per share amounts and except where noted)

	Quarter Ended March 31,
	2025	2024
Revenues:
Title revenues:
Direct operations	231,680	210,588
Agency operations	267,518	240,772
Real estate solutions	97,077	83,016
Total operating revenues	596,275	534,376
Investment income	12,656	12,901
Net realized and unrealized gains	3,053	7,038
	611,984	554,315
Expenses:
Amounts retained by agencies	221,377	199,976
Employee costs	185,811	172,417
Other operating expenses	160,911	136,951
Title losses and related claims	17,702	17,383
Depreciation and amortization	15,322	15,384
Interest	4,961	5,058
	606,084	547,169
Income before taxes and noncontrolling interests	5,900	7,146
Income tax expense	(484)	(936)
Net income	5,416	6,210
Less net income attributable to noncontrolling interests	2,339	3,080
Net income attributable to Stewart	3,077	3,130

Net earnings per diluted share attributable to Stewart	0.11	0.11
Diluted average shares outstanding (000)	28,341	28,027

Selected financial information:
Net cash used by operations	(29,927)	(29,588)
Other comprehensive income (loss)	6,371	(6,596)

First Quarter Domestic Order Counts:

Opened Orders 2025:	Jan	Feb	Mar	Total	Closed Orders 2025:	Jan	Feb	Mar	Total
Commercial	1,336	1,364	1,628	4,328	Commercial	1,394	1,376	1,620	4,390
Purchase	14,110	14,406	17,734	46,250	Purchase	7,784	8,562	10,434	26,780
Refinancing	5,481	5,655	6,426	17,562	Refinancing	3,142	3,074	3,682	9,898
Other	3,370	4,784	2,649	10,803	Other	1,413	1,507	1,685	4,605
Total	24,297	26,209	28,437	78,943	Total	13,733	14,519	17,421	45,673

Opened Orders 2024:	Jan	Feb	Mar	Total	Closed Orders 2024:	Jan	Feb	Mar	Total
Commercial	1,142	1,359	1,192	3,693	Commercial	1,065	1,186	1,317	3,568
Purchase	14,867	15,920	17,237	48,024	Purchase	8,941	9,843	10,960	29,744
Refinancing	5,419	5,391	5,561	16,371	Refinancing	2,935	3,108	3,310	9,353
Other	3,983	3,836	3,428	11,247	Other	2,618	2,566	2,610	7,794
Total	25,411	26,506	27,418	79,335	Total	15,559	16,703	18,197	50,459

STEWART INFORMATION SERVICES CORPORATION

CONDENSED BALANCE SHEETS

(In thousands of dollars)

	March 31, 2025	December 31, 2024
Assets:
Cash and cash equivalents	148,510	216,298
Short-term investments	45,716	41,199
Investments in debt and equity securities, at fair value	674,842	669,098
Receivables – premiums from agencies	35,984	36,753
Receivables – other	129,607	111,735
Allowance for uncollectible amounts	(8,407)	(7,725)
Property and equipment, net	84,638	87,613
Operating lease assets, net	99,458	102,210
Title plants	74,955	74,862
Goodwill	1,092,747	1,084,139
Intangible assets, net of amortization	165,156	173,075
Deferred tax assets	4,401	4,827
Other assets	159,489	136,061
	2,707,096	2,730,145
Liabilities:
Notes payable	445,860	445,841
Accounts payable and accrued liabilities	198,554	214,580
Operating lease liabilities	114,323	118,835
Estimated title losses	510,790	511,534
Deferred tax liabilities	29,706	28,266
	1,299,233	1,319,056
Stockholders’ equity:
Common Stock and additional paid-in capital	361,741	358,721
Retained earnings	1,078,378	1,089,484
Accumulated other comprehensive loss	(37,026)	(43,397)
Treasury stock	(2,666)	(2,666)
Stockholders’ equity attributable to Stewart	1,400,427	1,402,142
Noncontrolling interests	7,436	8,947
Total stockholders’ equity	1,407,863	1,411,089
	2,707,096	2,730,145

Number of shares outstanding (000)	27,919	27,764
Book value per share	50.16	50.50

STEWART INFORMATION SERVICES CORPORATION

SEGMENT INFORMATION

(In thousands of dollars)

Quarter Ended:	March 31, 2025				March 31, 2024
	Title	Real Estate Solutions	Corporate	Total	Title	Real Estate Solutions	Corporate	Total
Revenues:
Operating revenues	499,198	97,077	-	596,275	451,360	83,016	-	534,376
Investment income	12,621	35	-	12,656	12,876	25	-	12,901
Net realized and unrealized gains (losses)	3,055	-	(2)	3,053	7,116	-	(78)	7,038
	514,874	97,112	(2)	611,984	471,352	83,041	(78)	554,315
Expenses:
Amounts retained by agencies	221,377	-	-	221,377	199,976	-	-	199,976
Employee costs	168,487	13,736	3,588	185,811	156,803	12,217	3,397	172,417
Other operating expenses	86,505	72,943	1,463	160,911	77,901	57,817	1,234	136,952
Title losses and related claims	17,702	-	-	17,702	17,383	-	-	17,383
Depreciation and amortization	8,614	6,372	336	15,322	8,729	6,275	380	15,384
Interest	422	2	4,537	4,961	379	-	4,679	5,058
	503,107	93,053	9,924	606,084	461,171	76,309	9,690	547,170
Income (loss) before taxes	11,767	4,059	(9,926)	5,900	10,181	6,732	(9,768)	7,145

Appendix A

Non-GAAP Adjustments

Management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (GAAP) to analyze its performance. These include: (1) adjusted revenues, which are reported revenues adjusted for net realized and unrealized gains and losses and (2) adjusted pretax income and adjusted net income, which are reported pretax income and reported net income after earnings from noncontrolling interests, respectively, adjusted for net realized and unrealized gains and losses, acquisition intangible asset amortization and other expenses (acquisition-related), and office closure costs and severance expenses. Adjusted diluted earnings per share (adjusted diluted EPS) is calculated using adjusted net income divided by the diluted average weighted outstanding shares. Adjusted pretax margin is calculated using adjusted pretax income divided by adjusted total revenues. Management views these measures as important performance measures of core profitability for its operations and as key components of its internal financial reporting. Management believes investors benefit from having access to the same financial measures that management uses.

Below are reconciliations of the non-GAAP financial measures used by management to the most directly comparable GAAP measures for the quarter ended March 31, 2025 and 2024 (dollars in millions, except shares, per share amounts and pretax margins, and amounts may not add as presented due to rounding).

	Quarter Ended March 31,
	2025	2024	% Chg
Total revenues	612.0	554.3	10%
Non-GAAP revenue adjustments:
Net realized and unrealized gains	(3.1)	(7.0)
Adjusted total revenues	608.9	547.3	11%

Details of net realized and unrealized gains:
Unrealized gains on equity securities fair value	3.2	7.2
Gains on acquisition liability adjustments	0.2	-
Net losses on sale of securities investments	(0.3)	(0.1)
Other items, net	-	(0.1)
Total net realized and unrealized gains	3.1	7.0

Pretax income	5.9	7.1	(17)%
Non-GAAP pretax adjustments:
Net realized and unrealized gains	(3.1)	(7.0)
Acquisition intangible asset amortization and other expenses	8.3	8.5
Office closure and severance expenses	-	0.5
Adjusted pretax income	11.2	9.1	22%
GAAP pretax margin	1.0%	1.3%
Adjusted pretax margin	1.8%	1.7%

	Quarter Ended March 31,
	2025	2024	% Chg
Net income attributable to Stewart	3.1	3.1	0%
Non-GAAP pretax adjustments:
Net realized and unrealized gains	(3.1)	(7.0)
Acquisition intangible asset amortization and other expenses	8.3	8.5
Office closure and severance expenses	-	0.5
Net tax effects of non-GAAP adjustments	(1.4)	(0.5)
Non-GAAP adjustments, after taxes	3.9	1.5
Adjusted net income attributable to Stewart	7.0	4.6	51%

Diluted average shares outstanding (000)	28,341	28,027
GAAP net income per share	0.11	0.11
Adjusted net income per share	0.25	0.17

	Quarter Ended March 31,
	2025	2024	% Chg
Title Segment:

Total revenues	514.9	471.4	9%
Net realized and unrealized gains	(3.1)	(7.1)
Adjusted total revenues	511.8	464.2	10%

Pretax income	11.8	10.2	16%
Non-GAAP revenue adjustments:
Net realized and unrealized gains	(3.1)	(7.1)
Acquisition intangible asset amortization and other expenses	2.8	2.9
Office closure and severance expenses	-	0.5
Adjusted pretax income	11.5	6.5	77%
GAAP pretax margin	2.3%	2.2%
Adjusted pretax margin	2.2%	1.4%

Real Estate Solutions Segment:

Total revenues	97.1	83.0	17%

Pretax income	4.1	6.7	(40)%
Non-GAAP revenue adjustment:
Acquisition intangible asset amortization	5.5	5.6
Adjusted pretax income	9.6	12.3	(22)%
GAAP pretax margin	4.2%	8.1%
Adjusted pretax margin	9.9%	14.8%